EXHIBIT 4.7
Incorporated in the British Virgin Islands

GOLDEN GREEN ENTERPRISES LIMITED

This is to certify that

Is/are the registered shareholders of:

No. of Shares	Type of Share	Par Value
	Ordinary	US$ 0.0000000000
Date of Record	Certificate Number	% Paid

The above shares are subject to the Memorandum and Articles of Association of the Company and transferable in accordance therewith.
Given under the Common Seal of the Company

  _______________________________ Director                      _______________________________ Director/Secretary